Exhibit T3A-45

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy for COLUMBIA CARE NY REALTY LLC, File Number 211210001230 has been compared with the original document in the custody of the Acting Secretary of State and that the same is true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 10, 2021.
/s/ Brendan C. Hughes
Brendan C. Hughes
Executive Deputy Secretary of State

Authentication Number: 100000754578 To Verify the authenticity of this document you may access the

Division of Corporation’s Document Authentication Website at http://ecorp.dos.ny.gov

ARTICLES OF ORGANIZATION

OF

COLUMBIA CARE NY REALTY LLC

Under Section 203 of the Limited Liability Company Law

FIRST:	The Name of the limited liability company is: COLUMBIA CARE NY REALTY
LLC

SECOND:	The county, within this state, in which the office of the limited liability company is to be located is NEW YORK

THIRD:	The Secretary of State is designated as agent of the limited liability company upon whom process against it may be served. The address within or without this state to which the Secretary of State shall mail a copy of any process against the limited liability company served upon him or her is:

CORPORATION SERVICE COMPANY
80 STATE ST.
ALBANY, NY 12207

FOURTH:	The limited liability company designates the following as its registered agent upon whom process against it may be served within the State of New York is:

CORPORATION SERVICE COMPANY
80 STATE ST.
ALBANY, NY 12207

FIFTH:	The limited liability company is to be managed by: One or more members

SIXTH:	The existence of the limited liability company shall begin upon filing of these Articles of Organization with the Department of State.

I cettify that I have read the above statements, I am authorized to sign these Articles of Organization, that the above statements are true and correct to the best of my knowledge and belief and that my signature typed below constitutes my signature.

NICHOLAS VITA (Signature)

NICHOLAS VITA, ORGANIZER

321 BILLERICA ROAD

SUITE 204

CHELMSFORD, MA 01824

Filed with the NYS Department of State on 12/10/2021

Filing Number: 211210001230 DOS ID: 6346773

Filed by:

SARAH MACKINNON

321 BILLERICA ROAD

SUITE 204

CHELMSFORD, MA 01824

Filed with the NYS Department of State on 12/10/2021

Filing Number: 211210001230 DOS ID: 6346773